                    EXHIBIT 99.1 - FORM OF SUBSCRIPTION CARD

             NONTRANSFERABLE SUBSCRIPTION CARD              GUARANTEED ALLOTMENT
          COASTAL CARIBBEAN OILS & MINERALS, LTD.

NONTRANSFERABLE


           VOID UNLESS DELIVERED IN ACCORDANCE WITH THE TERMS OF THE PROSPECTUS BEFORE 4:30 P.M., NEW YORK CITY TIME, ON JULY ___, 2002


    Please fill in the amount due and number of shares you wish to purchase pursuant to the exercise of the guaranteed and contingent allotments, which, in the case of the guaranteed allotment, may not exceed the amount set forth in the upper right hand corner of this card. Refunds, as set forth in the Prospectus, will be made by the subscription agent in the event the offering is oversubscribed.


                                                     (1)                 (2)
                                                    Shares           Amount due
                                   Allotment      Subscribed For    ($.50 x col 1)
                                   ------------------------------------------
                                   Guaranteed           A                 D
                                   ------------------------------------------
                                   Contingent           B                 E
                                   ------------------------------------------
                                   Total                C                 F
                                   ------------------------------------------

                                   BE SURE TO COMPLETE BOTH SIDES OF THIS CARD
                                       BEFORE MAILING

RETURN TO THE SUBSCRIPTION AGENT:


To exercise your subscription rights, complete both sides of this card and return it with full payment with checks payable to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y. 10038. Delivery must be made before 4:30 p.m., New York City Time, New York, NY on July ___, 2002.


                           I (We) hereby subscribe for the number of shares of the common stock of Coastal Caribbean Oils & Minerals, Ltd., as indicated in Column (1) on the opposite side of this subscription card and in accordance with the terms specified in the Prospectus relating hereto, receipt of which is hereby acknowledged.


                           ------------------------    -------------------------
                           Signature of Shareholder    Signature of Shareholder
                                                       (If jointly held)

           BE SURE TO COMPLETE BOTH SIDES OF THIS CARD BEFORE MAILING